U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               --------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported): March 5, 2002

                        UPGRADE INTERNATIONAL CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

               WASHINGTON          000- 27649             58-2441311
               ----------          ----------             ----------
            (State or other        (Commission         (I.R.S. Employer
             jurisdiction          File Number)        Identification No.)
            of incorporation)



     1411 FOURTH AVE., SUITE 629; SEATTLE, WASHINGTON        98101
    (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (206) 903-3116


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ITEM  5.  OTHER  EVENTS

     Upgrade International Corporation has entered into a debt financing agreement with an institutional syndicator to obtain up to $15 million in working capital for Upgrade and its affiliated companies.

     The debt instrument is for a seven-year term with the principal due at maturity, and interest payable quarterly commencing in year three of the financing. The loan is secured by the issuance of 40 million shares of Upgrade stock, which was issued under Rule 144A. These shares will carry a different CUSIP number from the Company's Common Stock. These shares are restricted for a three year period, and can only be traded among qualified institutional investors. Upon repayment of the credit facility, the shares are to be returned to the Company. The Company also retains the right to substitute the collateral after 18 months of the credit facility has transpired. In the event of default, there are standstill provisions which would prevent certain actions by the Company's board of directors until such time as a credit agreement with onerous default provisions comes into force. The Company also must maintain one quarters interest in reserve in a specified account, as well as maintain a collateral value in excess of 20% of the amounts borrowed. Failure to do so, constitutes a "soft default" which if uncured, grants voting rates at both meetings of shareholders of the shares pledged, and the votes of the company executives at board of directors meetings to the parties in custody of the shares. The Company does maintain the right to add additional shares of stock, issued under 144A to the collateral pool.

     After consultation with the Company's accountants, management concluded that in accordance with Statement of Financial Accounting Standards No. 128,
Earnings Per Share, the shares issued as collateral will be considered contingently returnable shares, and will, therefore, not be included in the earnings-per-share calculations or as outstanding.

     Additionally, the OTC:BB has indicated that if shares are traded between qualified institutional investors under Rule 144A, these shares are not included in the reported days volume.

     In addition, Upgrade has agreed to place 5,000,000 common shares under Rule 506 of Regulation D with the syndicator, as a reserve for private placements, at market, with investors as designated by the syndicator. These shares of common stock have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption under registration requirements.

     This disclosure is qualified in its entirety by reference to the debt financing custody agreement attached hereto as Exhibit 4.1, which includes all terms of the debt.

     This disclosure is not an offer to sell securities or a solicitation of an offer to buy securities. Sales will be made only to investors with preexisting contacts with the Company and its authorized representatives. No money or other consideration is being solicited or will be accepted by way of this disclosure. Any public offer of the Company's common stock will be made only by means of a prospectus filed with the SEC.


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ITEM  7.  EXHIBITS

Exhibit No.    Description
-----------    -----------

4.1            Master  Agreement  to  Provide  Financing  and Custodial Services
10.1           Master Agreement to Provide Financing and Custodial Services (See
               exhibit  4.1)
10.2           Press Release Regarding Financing


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPGRADE INTERNATIONAL CORPORATION


By:  /s/  Howard A. Jaffe             Date:  3/15/02
   ------------------------                -----------
Name:
Title:


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                                  Exhibit Index
                                  -------------


Exhibit No.    Description
-----------    -----------

4.1            Master  Agreement  to  Provide  Financing  and Custodial Services
10.1           Master Agreement to Provide Financing and Custodial Services (See
               exhibit  4.1)
10.2

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